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EXHIBIT 11.      STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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
                                                                       For the
                                                                   Six Months Ended
                                                                     June 30, 2002
                                                                     -------------
                                                                 (In Thousands, Except
                                                                    Per Share Data)
1.       Net income                                                   $ 125,149
         Preferred stock dividends declared                              (3,000)
                                                                      ----------
         Net income available to common shareholders                  $ 122,149
                                                                      ==========


2.       Weighted average common shares outstanding                      90,116
3.       ESOP shares not committed to be released                        (5,272)
                                                                      ----------
4.       Total weighted average common shares outstanding                84,844
                                                                      ==========

5.       Basic earnings per common share                              $    1.44
                                                                      ==========

6.       Total weighted average common shares outstanding                84,844
7.       Dilutive effect of stock options using the treasury
             stock method                                                 1,647
                                                                      ----------

8.       Total weighted average common and common equivalent
             shares outstanding                                          86,491
                                                                      ==========

9.       Diluted earnings per common share                            $    1.41
                                                                      ==========
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